Exhibit 99.5

NEITHER THIS WARRANT NOR THE SHARES (AS DEFINED BELOW) OF THE COMPANY ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER EITHER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

WOUND MANAGEMENT TECHNOLOGIES, Inc.

Void after December 31, 2022

December 31, 2017

THIS CERTIFIES THAT, for value received, _________________, or his registered successors or assigns (hereinafter, the “Holder”), is entitled to purchase, subject to the conditions set forth below, at any time or from time to time during the Exercise Period (as defined in subsection 1.1 below), ______________ (________) fully-paid and non-assessable shares (the “Shares”) of the common stock, par value $0.001 per share (the “Common Stock”), of Wound Management Technologies, Inc., a Texas corporation (the “Company”), at an exercise price of $_____ per share, subject to adjustment as provided in Section 3 below (the “Exercise Price”).

1. EXERCISE OF WARRANT

The terms and conditions upon which this Warrant may be exercised, and the Shares covered hereby may be purchased, are as follows:

1.1 Exercise Period and Vesting.

(a) Holder is only entitled to exercise the portion of this Warrant that has vested. The exercise period for any vested portion of this Warrant is the period beginning on the date that such portion has vested as provided below and ending at 5:00 p.m., Fort Worth, Texas time, on December 31, 2022, (the “Exercise Period”). This Warrant shall vest and become exercisable in three annual installments as follows: (i) one-third of the Shares, (rounded up to the nearest whole number) shall vest and become exercisable on December 31, 2018; (ii) an additional one-third of the Shares, (rounded up to the nearest whole number) shall vest and become exercisable on December 31, 2019; and (iii) the remaining Shares shall vest and become exercisable on December 31, 2020. Notwithstanding anything in this Warrant to the contrary: (i) this Warrant shall cease to vest at such time as Holder ceases to be an employee of the Company, (except if Holder is at least 64 years of age and retires from the Company in good standing), and all of the unvested portion of this Warrant as of the date that Holder ceases to be an employee of the Company (the “Employment Cessation Date”) shall be deemed to be canceled and forfeited; (ii) this Warrant will terminate automatically and immediately upon the expiration of the Exercise Period; and (iii) this Warrant shall immediately vest with respect to 100% of the Shares if, during the Exercise Period and prior to the Employment Cessation Date, the Company consummates a transaction resulting in a Change in Control of the Company.

(b) If this Warrant has vested during the Exercise Period, then at any time during the Exercise Period following such vesting, Holder may exercise the vested portion of this Warrant by: (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Chief Executive Officer of the Company at the Company’s offices in Fort Worth, Texas; and (ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the Shares being purchased.

(c) For the purposes of this Warrant, a “Change in Control” shall mean:

(i)	One person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(ii)	One person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of the Company;

(iii)	A majority of the members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(iv)	One person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

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1.2 Issuance of Shares and New Warrant. Certificates for Shares purchased hereunder shall be delivered by the Company to Holder as soon as possible after delivery by Holder to the Company of the items described in Section 1.1 above; provided, however, if the Company has appointed a transfer agent for the Common Stock, then certificates for Shares shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 trading days from the delivery to the Company of the Notice of Exercise form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (“Share Delivery Date’). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 1.5 below prior to the issuance of such Shares, have been paid.

1.3 Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

1.4 No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. As to any fraction of a Share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

1.5 Charges. Taxes and Expenses. Issuance of certificates for Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

2. TRANSFERS

2.1 Transferability Subject to compliance with any applicable securities laws and the conditions set forth in Sections 2.4, 5 and 6.1 below, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with the appropriate form of Assignment, as attached hereto, duly executed by the Holder and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Shares without having a new Warrant issued.

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2.2 New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 2.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

2.3 Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

2.4 Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

3. ANTIDILUTION PROVISIONS

The provisions of this Section 3 shall apply in the event that any of the events described in this Section 3 shall occur with respect to the Shares at any time on or after the original issuance date of this Warrant:

3.1 Splits and Combinations. If the Company shall at any time subdivide or combine its outstanding shares of Common Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares that would have been issuable as a result of that change with respect to the Shares which were purchasable under this Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Common Stock, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares, the Exercise Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section shall become effective at the time that such subdivision or combination becomes effective.

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3.2 Reclassification, Exchange and Substitution. If the Shares issuable upon exercise of this Warrant shall be changed into the same or a different number of securities of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Shares which the Holder would have become entitled to purchase but for such change, the number of securities of such other class or classes of stock equivalent to the number of Shares that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

3.3 Reorganizations, Mergers, Consolidations or Sale of Assets. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another person, (iv) sale of all or substantially all of the Company’s assets to another person or (v) other similar transaction (other than any such transaction covered by Section 3.2), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such transaction, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company to which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such transaction if this Warrant had been exercised immediately before such transaction. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the transaction to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that transaction, as near as reasonably may be, in relation to any shares or other property deliverable after that transaction upon exercise of this Warrant.

3.4 Distributions. In the event the Company should at any time prior to the expiration of this Warrant fix a record date for the determination of the holders of shares entitled to receive a distribution payable in additional shares of Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as the “Share Equivalents”) without payment of any consideration by such holder for the additional shares (including the additional shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased and the number of Shares issuable upon exercise of the Warrant shall be appropriately increased in proportion to such increase of outstanding shares.

3.5 Adjustments of Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 3.4 above, then, in each such case for the purpose of this Section 3.5, upon exercise of this Warrant the Holder hereof shall be entitled to a proportionate share of any such distribution as though such Holder was the holder of the number of Shares into which this Warrant may be exercised as of the record date fixed for the determination of the holders of shares entitled to receive such distribution.

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3.6 Certificate as to Adjustments. In the case of each adjustment or readjustment of the Exercise Price pursuant to this Section 3, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, to be delivered to the Holder of this Warrant. The Company will, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a certificate setting forth: (a) such adjustments and readjustments; (b) the Exercise Price at the time in effect; and (c) the number of Shares issuable upon exercise of the Warrant and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

3.7 Reservation of Shares Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to the Holder of this Warrant, the Company will use its best efforts to take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

4. RIGHTS PRIOR TO EXERCISE OF WARRANT

This Warrant does not entitle the Holder to any of the rights of a shareholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur: (a) the Company shall make any distribution (other than a cash distribution) to the holders of shares of Common Stock; (b) the Company shall offer to all of the holders of shares of Common Stock any additional shares or Share Equivalents or any right to subscribe for or purchase any thereof; or (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed and action by the Company with respect thereto has been approved by the Company’s Board of Directors (each, a “Material Action”), the Company shall give notice in writing of such Material Action to the Holder at its last address as it shall appear on the Company’s records at least twenty (20) days’ prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividends, distribution, or subscription rights, or for the determination of shareholders entitled to vote on the Material Action. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of the Material Action.

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5. RESTRICTED SECURITIES

The Holder acknowledges that the Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws. In order to enable the Company to comply with the Securities Act and applicable state laws, the Company may require the Holder as a condition of the transfer or exercise of this Warrant, to give written assurance satisfactory to the Company that the Warrant, or in the case of an exercise hereof the Shares subject to this Warrant, are being acquired for his or her own account, for investment only, with no view to the distribution of the same, and that any disposition of all or any portion of this Warrant or the Shares issuable upon the due exercise of this Warrant shall not be made, unless made in compliance with the requirements of the Securities Act and applicable securities laws of any State or other jurisdiction. Holder acknowledges that this Warrant is, and each of the Shares issuable upon the due exercise hereof will be, a restricted security, and that the certificates evidencing securities issued to the Holder upon exercise of this Warrant will bear a legend substantially similar to the legend set forth on the front page of this Warrant.

6. MISCELLANEOUS

6.1 Title to Warrant. During the Exercise Period, and subject to compliance with applicable laws and Section 2.4 above, this Warrant and all rights hereunder are transferable, in whole or in part, at the office of the Company by the Holder, upon surrender of this Warrant together with the appropriate Assignment form attached hereto properly endorsed. To the extent Section 2.4 above is applicable, the transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company, if required by the Company.

6.2 Loss Theft Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

6.3 Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

6.4 Non-Waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate upon expiration of the Exercise Period. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise; enforcing any of its rights, powers or remedies hereunder.

6.5 Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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6.6 Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

6.7 Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Shares.

6.8 Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

6.9 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

6.10 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

6.11 Notices. All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows: if to the Holder, at his address as shown in the Company records; and if to the Company, at 1200 Summit Ave, Suite 414, Fort Worth, Texas 76102, attention: Chief Financial Officer. Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

6.12 Governing Law. This Warrant and any dispute, disagreement or issue of construction of interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Texas without regard to conflicts of law.

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EXECUTED as of the date first set forth above.

WOUND MANAGEMENT TECHNOLOGIES, INC.

By:
Printed:
Title:

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NOTICE OF EXERCISE

TO:	WOUND MANAGEMENT TECHNOLOGIES, INC.

(1) The undersigned hereby elects to purchase __________ Shares (the “Exercised Shares”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate Exercise Price for the Exercised Shares, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing the Exercised Shares in the name of the undersigned or in such other name as is specified below:

__________________________________

The Exercised Shares shall be delivered to the following:

__________________________________

__________________________________

__________________________________

(3) All terms used herein but not otherwise defined shall have the meanings ascribed thereto in the attached Warrant.

Date: ________________________.

If an individual:

Printed:

If a legal entity:

(type in name)

By:
Printed:
Title:

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ASSIGNMENT

FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto _______________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint __________________________, attorney, to transfer the said Warrant on the books of the within named Company.

Dated: ________________________.

If an individual:

Printed:

If a legal entity:

(type in name)

By:
Printed:
Title:

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PARTIAL ASSIGNMENT

FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto _______________________________ that portion of the within Warrant and the rights evidenced thereby which will an the date hereof entitle the holder to purchase __________ shares of Common Stock of Wound Management Technologies, Inc., and does hereby irrevocably constitute and appoint __________________________ and ______________________, or either of them, attorney, to transfer that part of the said Warrant on the books of the within named Company.

Dated: _________________________.

If an individual:

Printed:

If a legal entity:

(type in name)

By:
Printed:
Title:

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AMENDMENT AND JOINDER AGREEMENT

THIS AMENDMENT AND JOINDER AGREEMENT (this “Amendment”) is dated as of June __, 2022 (the “Effective Date”) and is entered into by and between ____________ (the “Participant”) and Sanara MedTech Inc., a Texas corporation (the “Company”), for the purpose of amending that certain Warrant to Purchase Shares of Common Stock of Wound Management Technologies, Inc., dated __________, by and between the Participant and the Company, as successor in interest to Wound Management Technologies, Inc. (the “Award Agreement”). The Participant and the Company are referred to herein collectively as the “Parties.” Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Plan (defined below).

WHEREAS, the Company sponsors and maintains the Sanara MedTech Inc. Restated 2014 Omnibus Long Term Incentive Plan (the “Plan”) for its eligible officers, employees, consultants, and directors;

Whereas, pursuant to the Award Agreement, the Company previously awarded the Participant an option to acquire up to ___________ Common Shares at an Exercise Price equal to $________ (the “Option Award”);

WHEREAS, the Parties mutually intended for the Option Award to be granted under and pursuant to the Plan and have each, at all relevant times, treated and accounted for the Option Award as being so granted;

WHEREAS, the Option Award, as originally granted, meets all of the material terms and conditions to be a Stock Option under the Plan; and

WHEREAS, Section 6.8 of the Award Agreement provides that it may only be modified, amended, or waived by the written consent of the Parties, and the Parties now mutually desire to amend the Award Agreement to resolve any ambiguity as to the status of the Option Award as being granted as a Stock Option under and pursuant to the Plan.

NOW, THEREFORE, pursuant to Section 6.8 of the Award Agreement, in consideration of the mutual promises, conditions, and covenants contained herein and in the Award Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties agree as follows:

1. Effective as of the Effective Date, the terms and conditions of the Plan are hereby incorporated by reference into the Award Agreement, and for all intents and purposes of the Award Agreement, Participant shall be a “Participant” as defined herein and in the Plan.

2. The Participant acknowledges, understands, and agrees that he or she has received and reviewed a complete copy of the Plan and agrees that upon execution of this Amendment, the Option Award and the Participant’s eligibility to acquire Common Shares shall, in addition to the Award Agreement, be governed by the terms and conditions of the Plan.

3. In the event of a conflict between the terms and conditions of the Plan and the Award Agreement, the terms and conditions of the Plan shall control. Notwithstanding the foregoing, in the event the application of the terms and conditions of the Plan in lieu of those in the Award Agreement would result in a modification of any material term or condition of the Award Agreement (including, without limitation, the number of Common Shares subject to the Option Award, the exercise price, the exercise period, or the Option Award’s term) or would result in any additional benefit granted to the Participant, in either case, for purposes of Section 409A or 424 of the Code, then in such instances the terms and conditions of the Award Agreement shall control.

4. Except as expressly amended by this Amendment, the Award Agreement shall continue in full force and effect in accordance with the provisions thereof.

5. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute a single agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment, effective as of the Effective Date.

Sanara medtech inc.:

By:
Name:
Title:

Participant:

Name:

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